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                                                                      EXHIBIT 99

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                   (SUBSECTIONS (A) AND (B) OF SECTION 1350,
                  CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

         The undersigned hereby certifies in his capacity as an officer of the Plan Administrator, The Goodyear Tire & Rubber Company ("Goodyear"), for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report for The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees on Form 11-K for the period ended December 30, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects the net assets available for benefits and changes in net assets available for benefits of the Plan.

         This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K. A signed original of this statement has been provided to Goodyear and will be retained by Goodyear and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:   June 27, 2003              /s/ Darren R. Wells
                                   --------------------------------------------
                                                Darren R. Wells,
                                          Vice President and Treasurer
                                                        of
                                    The Goodyear Tire & Rubber Company, Plan
                                    Administrator of The Goodyear Tire & Rubber
                                    Company Employee Savings Plan for Salaried
                                    Employees